Exhibit 21.1

                              CYANOTECH CORPORATION


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                           Subsidiaries of the Company
                        (all wholly-owned by the Company)


1.  NUTREX, Inc., incorporated in the State of Hawaii.

2. CYANOTECH INTERNATIONAL FSC, Inc. a Foreign Sales Corporation, incorporated in Barbados.